Exhibit 23.1

                          Independent Auditors' Consent

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Radix Marine, Inc. of our report dated October 13, 2003 on the financial statements of Radix Marine, Inc. (a development stage company) as of June 30, 2003 and for the years ended June 30, 2002 and 2001.

Torrance, California                    /s/ Jonathon P. Reuben
December 12, 2003                       Jonathon P. Reuben, C.P.A., and
                                        Accounting Corporation


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